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                                                                   EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated April 15, 1998 appearing on page 16 of Bolle Inc's Annual Report for the year ended December 31, 1997 for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Propesctus.



PRICE WATERHOUSECOOPERS LLP

Dallas, Texas
July 6, 1998